Exhibit 32.1

CERTIFICATION PURSUANT

TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Delphi Financial Group, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT ROSENKRANZ
Robert Rosenkranz Chairman of the Board and Chief Executive Officer

/s/ STEPHAN KIRATSOUS
Stephan Kiratsous Executive Vice President and Chief Financial Officer

November 8, 2011